Exhibit 21.1

CHYRON CORPORATION
ANNUAL REPORT ON FORM 10-K

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of
100% owned by the Company	Incorporation

Chyron International Corporation	New York, USA